Exhibit 99.1 News Release

Date: May 6, 2015

News Release – Investor Update

Parks! America Second Quarter 2015 Fiscal Summary

• Q2 and YTD Park Revenues increase 10.7% and 14.4%, respectively

• YTD, slow-season net loss improves by $132,410

PINE MOUNTAIN, Georgia, May 6, 2015 – Parks! America (OTCQB: PRKA), which owns and operates Wild Animal Safari in Pine Mountain, Georgia and Wild Animal Safari in Strafford, Missouri, today announced results for its second fiscal quarter ended March 29, 2015.

Second Quarter and First Six Months Highlights

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Total net sales in the second quarter increased $25,852 or 4.6%. Park revenues increased $56,475 or 10.7%, partially offset by a decrease in animal sales of $30,623.

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For the first six months of the 2015 fiscal year, total net sales increased $111,252 or 10.0%. Park revenues increased $151,998 or 14.4%, partially offset by a decrease in animal sales of $40,746.

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Second quarter net loss improved by $29,325 to a net loss of $227,029.

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The net loss for the first six months was $352,184, an improvement of $132,140.

Operating Results

Total net sales for the fiscal quarter ended March 29, 2015 increased 4.6% to $583,000, primarily due to an increase in average revenue per guest, partially offset by a decrease in animal sales. The Company’s net loss for the fiscal quarter ended March 29, 2015 was $227,029, an improvement over the same period in the prior year of $29,325, based on higher net sales and lower operating costs.

Total net sales for the first six months of the 2015 fiscal year totaled $1,229,042, an increase of $111,252 or 10.0%, driven by higher average revenue per guest and an increase in attendance, partially offset by a decrease in animal sales. The Company reported a net loss of $352,184 for the first six months of its 2015 fiscal year, an improvement of $132,140 over the six months ended March 30, 2014. This improvement was driven by higher net sales and lower operating costs.

“We are pleased with our operating results through the first six months”, commented Dale Van Voorhis, Chairman and Chief Executive Officer. “We believe we are well positioned as we head into our primary operating season.  Both of our Parks are well prepared and we are looking forward to continuing to provide our guests with a great experience.”

Balance Sheet and Liquidity

The Company’s seasonal borrowings to fund working capital and capital expenditures totaled $550,000 as of March 29, 2015, compared to seasonal borrowings as of March 29, 2014, which totaled $500,000. During the fiscal quarter ended March 30, 2014, the Company was required to post a security of $456,492, related to a judgment the Company is appealing.

“I am pleased with our balance sheet as of March 29, 2015”, continued Mr. Van Voorhis. “We expect to substantially reduce our seasonal borrowing liabilities during our fiscal 2015 third quarter. We are also excited about the five amusement park “kiddie” rides we are installing at our Missouri Park. We expect these rides to be operational by the beginning of June and to have a positive impact on revenues during this fiscal year.”

About Parks! America, Inc.

Parks! America, Inc. (OTCQB: PRKA), Pine Mountain, Georgia, through its wholly owned subsidiaries, owns and operates two regional theme parks. Our wholly owned subsidiaries are Wild Animal Safari, Inc. a Georgia corporation (“Wild Animal – Georgia”) and Wild Animal, Inc., a Missouri corporation (“Wild Animal – Missouri”). Wild Animal – Georgia owns and operates the Wild Animal Safari theme park in Pine Mountain, Georgia (the “Georgia Park”). Wild Animal – Missouri owns and operates the Wild Animal Safari theme park located in Strafford, Missouri (the “Missouri Park”).

Each of the Company’s Parks is home to over 600 animals, birds and reptiles, comprised of over 65 species. The majority of the animals roam wild in a natural habitat. Visitors to each Park are able to observe, photograph and feed the animals in the drive through portion of each Park along more than three miles of paved roads that run throughout the habitat area. Some animals are contained in special fenced-in areas within the natural habitat area and others are located in a more traditional zoo-like atmosphere. Each Park also features a reptile house, located within the more traditional zoo-like area.

The Parks are open year round but experience increased seasonal attendance during the months of April through August. On a combined basis, net sales for the third and fourth quarter of the last two fiscal years represented approximately 70% to 72% of annual net sales. Net sales for the fiscal year ended September 28, 2014 totaled $4,009,837.

Additional information may be found on the Company’s website at www.animalsafari.com.

Cautionary Note Regarding Forward-Looking Statements

Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by the Private Securities Litigation Act of 1995. Such forward-looking statements involve risks and uncertainties, including, among other things, statements concerning: our business strategy; liquidity and capital expenditures; future sources of revenues and anticipated costs and expenses; and trends in industry activity generally. Such forward-looking statements include, among others, those statements including the words such as "may," "will," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar language or by discussions of our outlook, plans, goals, strategy or intentions.

The Company’s actual results may differ significantly from those projected in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. For example, assumptions that could cause actual results to vary materially from future results include, but are not limited to: competition from other parks, weather conditions during our primary tourist season, the price of animal feed and the price of gasoline. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, it cannot guarantee future results, levels of activity, performance or achievements. A further description of these risks, uncertainties and other matters can be found in the Company annual report and other reports filed from time to time with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2014.

Management believes these forward-looking statements are reasonable; however, undue reliance should not placed on any forward-looking statements, which are based on management’s current views and assumptions regarding future events and speak only as of the date of this report. Management assumes no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC.

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three Months and Six Months March 29, 2015 and March 30, 2014

	For the three months ended		For the six months ended
	March 29, 2015	March 30, 2014	March 29, 2015	March 30, 2014
Net sales	$583,000	$526,525	$1,204,975	$1,052,977
Sale of animals	-	30,623	24,067	64,813
Total net sales	583,000	557,148	1,229,042	1,117,790

Cost of sales	95,187	95,075	166,034	180,374
Selling, general and administrative	575,334	587,611	1,140,938	1,158,817
Depreciation and amortization	81,250	78,105	162,500	155,415
(Gain) loss on disposal of operating assets, net	-	(3,964)	-	(3,964)
Loss from operations	(168,771)	(199,679)	(240,430)	(372,852)

Other income, net	1,371	1,379	3,437	5,257
Interest expense	(57,027)	(55,452)	(109,987)	(111,525)
Amortization of loan fees	(2,602)	(2,602)	(5,204)	(5,204)
Loss before income taxes	(227,029)	(256,354)	(352,184)	(484,324)

Income tax provision	-	-	-	-
Net loss	$(227,029)	$(256,354)	$(352,184)	$(484,324)

Loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted average shares
outstanding (in 000's) - basic and diluted	74,381	74,232	74,314	74,177

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of March 29, 2015 and September 28, 2014

	March 29, 2015	September 28, 2014
ASSETS
Cash – unrestricted	$283,236	$661,842
Cash – restricted	456,492	-
Inventory	160,994	136,334
Prepaid expenses	85,178	87,899
Total current assets	985,900	886,075

Property and equipment, net	6,125,631	6,117,869
Intangible assets, net	163,865	169,070
Other assets	8,500	8,500
Total assets	$7,283,896	$7,181,514

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable	$69,024	$118,523
Accrued expenses	196,918	193,042
Accrued judgment under appeal	304,328	304,328
Notes payable - line of credit	350,000	-
Notes payable - related parties	200,000	-
Current maturities of long-term debt	105,679	102,739
Total current liabilities	1,225,949	718,632

Long-term debt	3,434,583	3,491,984
Total liabilities	4,660,532	4,210,616

Stockholders’ equity
Common stock; 300,000,000 shares authorized,
at $.001 par value; 74,381,537 and 74,231,537
shares issued and outstanding, respectively	74,381	74,231
Capital in excess of par	4,801,506	4,797,006
Treasury stock	(3,250)	(3,250)
Accumulated deficit	(2,249,273)	(1,897,089)
Total stockholders’ equity	2,623,364	2,970,898
Total liabilities and stockholders’ equity	$7,283,896	$7,181,514

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